Exhibit 99.3

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT is dated as of October 1, 2002 by and between Circuit City Stores, Inc., a Virginia corporation (“Circuit City Stores”) and CarMax, Inc., a Virginia corporation (“CarMax”).

RECITALS

WHEREAS, Circuit City Stores and CarMax have entered into the Separation Agreement dated as of May 21, 2002 (the “Separation Agreement”), providing for the conveyance by Circuit City Stores and certain Subsidiaries of Circuit City Stores to CarMax of all of the assets and liabilities attributed to the CarMax Group to be held by CarMax or one or more of the CarMax Subsidiaries.

WHEREAS, CarMax has been operated by its parent Circuit City Stores, and has been dependent upon Circuit City Stores for various support and services since CarMax’s inception;

WHEREAS, in connection with the implementation of the Separation Agreement, CarMax will need certain administrative and infrastructure support in connection with the ongoing administrative and operation of CarMax;

WHEREAS, as a condition to the respective obligations of the parties to the Separation Agreement to consummate the transactions contemplated therein, the Separation Agreement requires the execution and delivery of this Agreement pursuant to which Circuit City Stores agrees to provide CarMax certain transition services upon the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth hereinafter, the parties hereby agree as follows:

ARTICLE I

Section 1.1    Definitions.    Terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement. In addition, the following terms, as used herein, have the following meanings:

“Fully Loaded Cost” shall mean, with respect to any service supplied, the sum of (i) the allocable portion of all direct and indirect costs included in the functional department’s cost center relating to services supplied, determined in accordance with Circuit City Stores’ cost accounting practices on the date hereof, plus (ii) an amount equal to ten percent (10%) of the amount in clause (i).

“Service” or “Transition Services” shall mean each distinct service or all services listed in Column A of Schedule 1 and Schedule 2 attached hereto.

ARTICLE II

Section 2.1    Duration of Services on Schedule 1.    This Agreement shall be effective as of the time and day on which Circuit City Stores redeems its CarMax Group Stock in exchange for shares of CarMax Common Stock pursuant to the Separation Agreement (“Redemption Date”) and shall continue, with respect to each Service listed on Schedule 1, through the date or for the period shown in Column B for such Service. At the option of CarMax, exercised by no less than thirty (30) days written notice to Circuit City Stores, the Service(s) specified in such written notice shall continue for a renewal period of three (3) months. The provision of Service(s) specified in each written notice may be extended for consecutive three (3) month periods (or portions thereof); provided; however, that in no event will any Transition Service be provided for more than twelve (12) months from the Redemption Date for the Services listed on Schedule 1. CarMax may, upon ninety (90) days written notice to Circuit City, terminate the utilization of any Service listed on Schedule 1 during the initial term or any renewal period.

Section 2.2    Duration of Services on Schedule 2.    This Agreement shall be effective as of the Redemption Date and shall continue, with respect to each Service listed on Schedule 2, through the date or for the period shown in Column B of Schedule 2 for such Service. Computer Center and Telecommunications shall be considered “Extended Services.” At the option of CarMax, exercised by no less than thirty (30) days written notice to Circuit City Stores, the Service(s) specified in such written notice shall continue for a renewal period of six (6) months. The provision of Service(s) specified in each written notice may be extended for consecutive six (6) month periods (or portions thereof); provided; however, that in no event will any Transition Service be provided for more than twenty-four (24) months, or forty-eight (48) months for Extended Services, from the Redemption Date for the Services listed on Schedule 2. CarMax may, upon ninety (90) days written notice to Circuit City Stores, terminate the provision of any Service listed on Schedule 2 during the initial term or any renewal period.

Section 2.3    Employees.    Employees of Circuit City or its Affiliates who are made available to provide the Services shall at all times remain the employees of Circuit City or its Affiliates and shall not at any time be deemed the agents, representatives, employees or leased employees of CarMax. Circuit City is solely responsible for designating the individual employees to be made available to CarMax to provide the Services, and for the wages, salary, benefits, expenses or other costs (including workers’ compensation claims or any other employment related liability) (collectively, “employee costs”) associated with such individuals. All other employees or personnel provided by CarMax or any third party in connection with this Transition Services Agreement shall remain the employees or personnel of CarMax or such third party and shall not be deemed the agents, representatives, employees or leased employees of Circuit City or its Affiliates. Neither Circuit City nor its Affiliates shall be responsible for the employee costs associated with work to be performed by such employees or personnel of CarMax or any third party. Neither party shall be responsible for the acts of or for supervising the other party’s employees or personnel.

Section 2.4    Efforts for Alternative Sources of Services.    Notwithstanding the foregoing but except with respect to the Extended Services, CarMax shall use all reasonable best efforts to establish, as quickly as reasonably possible, their own systems and employees to perform the Services supplied to them by Circuit City Stores and, upon at least ninety (90) days prior written notice to Circuit City Stores, to terminate its use of each such respective Service.

ARTICLE III

Section 3.1    Performance.    Circuit City Stores agrees to provide timely to CarMax the Transition Services listed on Schedule 1 and 2 to the extent requested by CarMax, at levels consistent with and in no event to exceed the extent to which such Transition Services had been made available to CarMax before the date hereof.

Section 3.2    Cost of Services.    The cost of each Service shall be the Fully Loaded Cost.

Section 3.3    Invoice and Payment.    Circuit City shall provide an invoice to CarMax with respect to each calendar month in which Transition Services are provided. The invoice shall set forth in detail the Transition Services performed during that month and cost associated with each Transition Service. Invoices shall be payable by CarMax within thirty (30) days of the invoice date (the “Payment Date”).

Section 3.4    Late Payment.    Any payment due and unpaid under this Transition Services Agreement by the Payment Date shall bear interest from the Payment Date at a rate per annum of one percent (1%) over the prime rate of interest published by SunTrust Bank, or its successor, on the first day of each month, for large commercial lenders. In addition, Circuit City may, after giving thirty (30) days written notice to CarMax, suspend Services under this Transition Services Agreement until Circuit City has been paid in full all amounts due for Transition Services rendered and expenses incurred. Notwithstanding the foregoing or anything else to the contrary, there shall be no suspension of Transition Services during which there is a good faith dispute concerning any invoice.

Section 3.5    Performance by Third Parties.    CarMax understands that during the term of this Agreement, Circuit City Stores may decide to have all or a portion of any particular Service performed in whole or in part, by a third-party provider. In such event, Circuit City Stores may assign all or a portion of its obligations hereunder relating to such Service to such third-party provider; provided however, that no such assignment (i) shall diminish in any material respect the nature, scope or timeliness of the Transition Services to be provided by Circuit City Stores or (ii) increase the amounts payable by CarMax for Transition Services under 3.2. CarMax agrees to provide such third-party provider CarMax’s specified service level requirements for the remainder of the term of this Agreement, such service level to reflect the service level then provided by Circuit City Stores for the remainder of the term of this Agreement.

Section 3.6    Force Majeure.

(a)    Circuit City Stores may suspend or reduce, in whole or in part, the performance or supply of any or all of the Transition Services or any of its obligations hereunder to the extent it is materially impeded in its ability to provide such Service as a result of an act of God, labor dispute, war, riot, fire or other casualty, acts of any governmental body, or other cause or conditions beyond such party’s reasonable control (each a “Force Majeure Event”).

Circuit City Stores shall use its reasonable best efforts to restore the suspended or reduced Transition Service. Any Transition Services not provided by reason of this section shall be promptly resumed upon the elimination of the Force Majeure Event.

(b)    During any period in which any Transition Services are reduced or suspended pursuant to Section 3.6(a), CarMax shall not be obligated to remit payment for the reduced, suspended or terminated portion of such Transition Services.

Section 3.7    Limitation of Liability of Circuit City Stores.

(a)    Neither Circuit City Stores, nor its Affiliates, Subsidiaries, employees or agents shall be liable to CarMax for, and CarMax shall release and discharge and shall indemnify and hold harmless Circuit City Stores, its Affiliates, Subsidiaries, employees and agents from any and all claims, liabilities, actions, suits, judgments, losses, injuries, damages (including, without limitation, incidental or consequential damages), costs and expenses arising out of or connected with any act or omission of Circuit City Stores, its Affiliates, Subsidiaries, employees or agents, with respect to the Transition Services listed on Schedule 1 or Schedule 2, or any failure to provide the Transition Services listed on Schedule 1 or Schedule 2 to CarMax other than (i) a refusal by Circuit City Stores in material breach of this Agreement or (ii) gross negligence or willful misconduct of Circuit City Stores, its employees or agents.

(b)    CarMax shall not use the Transition Services listed on Schedule 1 or Schedule 2 for any purpose other than the operation of their internal business. CarMax will indemnify Circuit City Stores against any loss, damage or expense incurred by Circuit City Stores as a result of CarMax’s misuse or employment of any such Transition Service.

Section 3.8    Absence of Warranties.    The parties expressly agree that no warranty shall be implied under this Agreement, whether warranties of utility or of fitness for any particular purpose or of merchantability or of any other type and, further, that no warranties of any sort are made herein.

ARTICLE IV

Section 4.1    Notices.    All notices and other communications required or permitted hereunder shall be in writing (including telex, facsimile transmission or similar writing) and shall be given:

(a)    If to Circuit City Stores to:

Circuit City Stores, Inc.
9950 Mayland Drive
Richmond, Virginia 23233-1464
Attn:     Michael T. Chalifoux
Fax:      (804) 418-8286

(b)    If to CarMax to:

CarMax, Inc.
4900 Cox Road

Glen Allen, Virginia 23060-3314
Attn:     Keith D. Browning
Fax:      (804) 967-2978

or to such other person or to such other address or facsimile number as the party to whom such notice is to be given may have furnished the other parties in writing by like notice. If mailed, any such communication shall be deemed to have been given on the third business day following the day on which the communication is posed by registered or certified mail (return receipt requested). If given by any other means it shall be deemed to have been given when delivered to the address specified in this Section.

Section 4.2    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 4.3    Books and Records.    In addition to the maintenance of the data relating to each Service that shall be transferred to CarMax as described in Attachment A, Circuit City shall maintain books, records, documents and other evidence, consistent with normal accounting procedures and practices, sufficient to accurately and properly reflect the performance of the Services hereunder and the amounts due Circuit City hereunder. CarMax or its representatives shall have access at all reasonable times to such records for the purposes of auditing and verifying the accuracy of the invoices submitted by Circuit City. Circuit City shall maintain such books and records five years from the completion of all Services.

Section 4.4    Confidentiality.    Each party acknowledges that it may be necessary to disclose Confidential Information (as defined below) to the other in order to facilitate the provision of Services under this Transition Services Agreement. Except as agreed by the parties pursuant to this Transition Services Agreement, each party agrees not to use, copy, disclose to third parties (other than consultants engaged in the provision of Services) or to publish any Confidential Information of the other which is (i) confidential under applicable law, or (ii) proprietary and confidential information including, without limitation, the following: (a) any trade secret, know-how, invention, software program, application, documentation, schematic, procedure, contract, information, knowledge, data, process, technique, design, drawing, program, formula or test data, work in progress, engineering, manufacturing, marketing, financial, sales, supplier, customer, employee, investor, or business information, whether in oral, written, graphic or electronic form; or (b) any document, diagram, photograph, drawing, computer program or other communication that is either conspicuously marked “confidential”, known or reasonably should have been known by the other party to be confidential, or is of a proprietary nature, and is learned or disclosed in the course of discussions, studies or other work undertaken between the parties. Notwithstanding the foregoing, the Parties shall have the right to disclose any information necessary to comply with any request or order of a Governmental Authority or court. Nothing in this Section shall be deemed to limit or restrict in any way the right of a Governmental Authority to exercise its authority to audit or review the books or records of a party or any Affiliate of a party, but the party must advise the other party of the pending disclosure as described below.

If a party intends to disclose Confidential Information to any Governmental Authority or court, the Disclosing party shall, to the extent doing so does not violate any such request or order, advise the Non-Disclosing party prior to disclosure and cooperate in any effort by the Non-Disclosing party to minimize the amount of Confidential Information disclosed, secure confidential treatment of such Confidential Information, or seek permission from such Governmental Authority or court to revise the Confidential Information in a manner consistent with the interests of the Parties and in a manner which meets the requirements of the Governmental Authority or court.

Except to the extent information is confidential under applicable law, any information transmitted to either party will not be deemed Confidential Information if that information is:

(a)    In the receiving party’s possession without restriction on disclosure prior to disclosure hereunder;

(b)    At the time of disclosure, generally available to the public without restriction on disclosure except to the extent then applicable corporate policies on confidentiality and handling of proprietary information would have prevent disclosure;

(c)    After disclosure, generally available to the public without restriction on disclosure, by publication or otherwise, through no fault of receiving party; or

(d)    After the time of disclosure, received from a third party who imposes no obligation of confidentiality and who, insofar as the receiving party can reasonably determine, did not acquire any such Confidential Information directly or indirectly from the other party subject to requirements of confidentiality.

The provisions of this Section shall survive the termination of the Transition Services and shall bind the parties and their successors and assigns for a period of five (5) years after initial disclosure of such Confidential Information. Notwithstanding the foregoing, to the extent information may not be disclosed under applicable law, such information shall remain subject to this confidentiality provision until no longer protected under applicable law.

Section 4.5    Governing Law and Venue.    This Transition Services Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Virginia, without regard to its conflicts of law rules.

Section 4.6    Severability.    Any term or provision of this Transition Services Agreement that is held invalid or unenforceable in any situation shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation; provided, however, that the remaining terms and provisions of this Transition Services Agreement may be enforced only to the extent that such enforcement in the absence of any invalid terms and provisions would not result in (a) deprivation of a party of a material aspect of its original bargain upon execution of this Transition Services Agreement, (b) unjust enrichment of a party, or (c) any other manifestly unfair or inequitable result.

Section 4.7    Miscellaneous.    This Agreement (i) together with the Separation Agreement, constitutes the entire agreement relating to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and in the event of a conflict between this Agreement and the Separation Agreement, the terms of this Agreement shall control; (ii) is an independent agreement, the rights and obligations of the parties to which shall not be affected by any provision of, or remedy arising under or with respect to, the Separation Agreement or any other agreement between the parties, except to the extent expressly provided in any such agreement;

and (iii) is not intended to and shall not confer upon any other person or business entity, other than the parties hereto or any permitted assignees, any rights or remedies with respect to the subject matter hereof.

Section 4.8    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers.

CIRCUIT CITY STORES, INC.

By:	/s/ Philip J. Dunn
Philip J. Dunn Senior Vice President, Treasurer and Controller
CARMAX, INC.

By:	/s/ W. Austin Ligon
W. Austin Ligon President